                                                                     EXHIBIT 4.4

                         FIRST SUPPLEMENTAL INDENTURE
                         ----------------------------


     THIS FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture") is dated as of October 12, 1999, between ELECTRONIC DATA SYSTEMS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly Texas Commerce Bank National Association), a national banking association (hereinafter sometimes called the "Trustee"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture referred to below.

                                 RECITALS

     A. The Company and the Trustee are parties to that certain Indenture, dated as of August 12, 1996 (the "Indenture"), pursuant to which the Company may from time to time issue its debentures, notes, bonds or other evidences of indebtedness (collectively, the "Debt Securities").

     B. Article IX of the Indenture provides that the Company and the Trustee may, without the consent of the holders of the Debt Securities, enter into a supplemental indenture to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03 of the Indenture.

     C. The Company desires to issue $500,000,000 aggregate principal amount of 6.850% Notes due 2004 (the "2004 Notes"), $700,000,000 aggregate principal amount of 7.125% Notes due 2009 (the "2009 Notes") and $300,000,000 aggregate principal amount of 7.450% Notes due 2029 (the "2029 Notes," and, collectively with the 2004 Notes and the 2009 Notes, the "Notes") and in connection therewith, the Company duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to set forth the terms and provisions of the 2004 Notes, the 2009 Notes and the 2029 Notes as required by the Indenture.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders of the 2004 Notes, 2009 Notes and the 2029 Notes, respectively:

     Section 1.  2004 Notes.  Pursuant to Section 2.03 of the Indenture, the
                 ----------
terms and provisions of the 2004 Notes are as follows:

          (a)  The title of the 2004 Notes shall be "6.850% Notes due 2004."

          (b) The 2004 Notes shall be limited to $500,000,000 aggregate principal amount.

          (c) The 2004 Notes shall not require any principal or premium payments prior to maturity on October 15, 2004.

          (d) The rate at which the 2004 Notes shall bear interest shall be 6.850% per annum; interest on the 2004 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 12, 1999; interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed; the interest payment dates on which such interest shall be payable shall be April 15 and October 15, beginning April 15, 2000; and the record dates for the determination of the holders of the 2004 Notes to whom such interest is payable shall be the immediately preceding April 1 (for April 15 payment dates) and October 1 (for October 15 payment dates).

          (e) All payments of principal of, and interest on, the 2004 Notes shall be payable in Dollars. Payments of principal of and interest on the 2004 Notes represented by one or more Global Securities initially registered in the name of The Depository Trust Company (the "Depositary") or its nominee with respect to the 2004 Notes shall be made by the Company through the Trustee in immediately available funds to the Depositary or its nominee, as the case may be. For so long as The Depository Trust Company acts as depositary for the 2004 Notes, the 2004 Notes will bear the following legend, in addition to the legend referred to in Section 2.15 of the Indenture:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (ADTC@), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          If the 2004 Notes are issued in definitive form, then interest, other than interest at maturity or upon redemption, may be made by check mailed to the address of the person entitled to interest as it appears on the Debt Security Register with respect to the 2004 Notes at the close of business on the regular record date corresponding to the relevant interest payment date. Notwithstanding the foregoing, (i) the Depositary as holder of the 2004 Notes or (ii) a holder of more than $10.0 million in aggregate principal amount of 2004 Notes in definitive form, can require the paying agent for the 2004 Notes to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder at a banking institution in the United States, by sending appropriate written wire transfer transactions as long as the paying agent receives the instructions no less than 10 days prior to the applicable interest payment date. The principal and interest payable on the 2004 Notes at maturity or upon redemption will be paid by wire transfer of immediately available funds to the person or persons to whom principal is payable against presentation of the 2004 Notes at the office of an authorized paying agent for the 2004 Notes.

          (f) The 2004 Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 days and not more than 60 days notice, at a price calculated as provided in
     Section 4 of this Supplemental Indenture and (to the extent they do not conflict with Section 4 of this Supplemental Indenture) pursuant to the terms and provisions of Sections 3.03 and 3.04 of the Indenture.

          (g) The 2004 Notes initially shall be represented by one or more Global Securities deposited with the Depositary and registered in the name of the nominee of the Depositary. The 2004 Notes will not be issued as Bearer Securities.

          (h) The Company is under no obligation to redeem, purchase or repay any of the 2004 Notes pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof.

          (i) As long as the Depositary or its nominee, or a successor Depositary or its nominee, is the registered owner of the Global Securities relating to the 2004 Notes, owners of the beneficial interests in such Global Securities shall not be entitled to have the 2004 Notes registered in their names and shall not receive or be entitled to receive physical delivery of 2004 Notes in definitive form except (i) as provided in Section 2.15(c) of the Indenture or (ii) if an Event of Default with respect to the 2004 Notes has occurred and is continuing.

          (j) Chase Bank of Texas, National Association shall be the Trustee and Registrar for the 2004 Notes under the Indenture. The Luxembourg Paying Agent and Transfer Agent for the 2004 Notes is Chase Manhattan Bank Luxembourg S.A. The Company may appoint and change any paying agent, registrar or co-registrar at any time. The Company may act as paying agent, registrar or co-registrar.

          (k)  Article X of the Indenture shall apply to the 2004 Notes.

          (l) The 2004 Notes shall be senior unsecured obligations of the Company ranking pari passu with other senior unsecured indebtedness of the Company.

          (m)  The Company shall be subject to all the covenants set forth in
     Article IV of the Indenture with respect to the 2004 Notes, other than those set forth in Section 4.06.

          (n)  To the extent not set forth herein, the provisions of Section
     2.03 of the Indenture are not applicable.

     Section 2.  2009 Notes.  Pursuant to Section 2.03 of the Indenture, the
                 ----------
terms and provisions of the 2009 Notes are as follows:

          (a)  The title of the 2009 Notes shall be "7.125% Notes due 2009."

          (b) The 2009 Notes shall be limited to $700,000,000 aggregate principal amount.

          (c) The 2009 Notes shall not require any principal or premium payments prior to maturity on October 15, 2009.

          (d) The rate at which the 2009 Notes shall bear interest shall be 7.125% per annum; interest on the 2009 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 12, 1999; interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed; the interest payment dates on which such interest shall be payable shall be April 15 and October 15, beginning April 15, 2000; and the record dates for the determination of the holders of the 2009 Notes to whom such interest is payable shall be the immediately preceding April 1 (for April 15 payment dates) and October 1 (for October 15 payment dates).

          (e) All payments of principal of, and interest on, the 2009 Notes shall be payable in Dollars. Payments of principal of and interest on the 2009 Notes represented by one or more Global Securities initially registered in the name of The Depository Trust Company (the "Depositary") or its nominee with respect to the 2009 Notes shall be made by the Company through the Trustee in immediately available funds to the Depositary or its nominee, as the case may be. For so long as The Depository Trust Company acts as depositary for the 2009 Notes, the 2009 Notes will bear the following legend, in addition to the legend referred to in Section 2.15 of the Indenture:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (ADTC@), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          If the 2009 Notes are issued in definitive form, then interest, other than interest at maturity or upon redemption, may be made by check mailed to the address of the person entitled to interest as it appears on the Debt Security Register with respect to the 2009 Notes at the close of business on the regular record date corresponding to the relevant interest payment date. Notwithstanding the foregoing, (i) the Depositary as holder of the 2009 Notes or (ii) a holder of more than $10.0 million in aggregate principal amount of 2009 Notes in definitive form, can require the paying agent for the 2009 Notes to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder at a banking institution in the United States, by sending appropriate written wire transfer transactions as long as the paying agent receives the instructions no less than 10 days prior to the applicable interest payment date. The principal and interest payable on the 2009 Notes at maturity or upon redemption will be paid by wire transfer of immediately available funds to the person or persons to whom principal is payable against presentation of the 2009 Notes at the office of an authorized paying agent for the 2009 Notes.

          (f) The 2009 Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 days and not more than 60 days notice, at a price calculated as provided in
     Section 4 of this Supplemental Indenture and (to the extent they do not conflict with Section 4 of this Supplemental Indenture) pursuant to the terms and provisions of Sections 3.03 and 3.04 of the Indenture.

          (g) The 2009 Notes initially shall be represented by one or more Global Securities deposited with the Depositary and registered in the name of the nominee of the Depositary. The 2009 Notes will not be issued as Bearer Securities.

          (h) The Company is under no obligation to redeem, purchase or repay any of the 2009 Notes pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof.

          (i) As long as the Depositary or its nominee, or a successor Depositary or its nominee, is the registered owner of the Global Securities relating to the 2009 Notes, owners of the beneficial interests in such Global Securities shall not be entitled to have the 2009 Notes registered in their names and shall not receive or be entitled to receive physical delivery of 2009 Notes in definitive form except (i) as provided in Section 2.15(c) of the Indenture or (ii) if an Event of Default with respect to the 2009 Notes has occurred and is continuing.

          (j) Chase Bank of Texas, National Association shall be the Trustee and Registrar for the 2009 Notes under the Indenture. The Luxembourg Paying Agent and Transfer Agent for the 2009 Notes is Chase Manhattan Bank Luxembourg S.A. The Company may appoint and change any paying agent, registrar or co-registrar at any time. The Company may act as paying agent, registrar or co-registrar.

          (k)  Article X of the Indenture shall apply to the 2009 Notes.

          (l) The 2009 Notes shall be senior unsecured obligations of the Company ranking pari passu with other senior unsecured indebtedness of the Company.

          (m)  The Company shall be subject to all the covenants set forth in
     Article IV of the Indenture with respect to the 2009 Notes, other than those set forth in Section 4.06.

          (n)  To the extent not set forth herein, the provisions of Section
     2.03 of the Indenture are not applicable.

     Section 3.  2029 Notes.  Pursuant to Section 2.03 of the Indenture, the
                 ----------
terms and provisions of the 2029 Notes are as follows:

          (a)  The title of the 2029 Notes shall be "7.450% Notes due 2029."

          (b) The 2029 Notes shall be limited to $300,000,000 aggregate principal amount.

          (c) The 2029 Notes shall not require any principal or premium payments prior to maturity on October 15, 2029.

          (d) The rate at which the 2029 Notes shall bear interest shall be 7.450% per annum; interest on the 2029 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 12, 1999; interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed; the interest payment dates on which such interest shall be payable shall be April 15 and October 15, beginning April 15, 2000; and the record dates for the determination of the holders of the 2029 Notes to whom such interest is payable shall be the immediately preceding April 1 (for April 15 payment dates) and October 1 (for October 15 payment dates).

          (e) All payments of principal of, and interest on, the 2029 Notes shall be payable in Dollars. Payments of principal of and interest on the 2029 Notes represented by one or more Global Securities initially registered in the name of The Depository Trust Company (the "Depositary") or its nominee with respect to the 2029 Notes shall be made by the Company through the Trustee in immediately available funds to the Depositary or its nominee, as the case may be. For so long as The Depository Trust Company acts as depositary for the 2029 Notes, the 2029 Notes will bear the following legend, in addition to the legend referred to in Section 2.15 of the Indenture:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (ADTC@), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          If the 2029 Notes are issued in definitive form, then interest, other than interest at maturity or upon redemption, may be made by check mailed to the address of the person entitled to interest as it appears on the Debt Security Register with respect to the 2029 Notes at the close of business on the regular record date corresponding to the relevant interest payment date. Notwithstanding the foregoing, (i) the Depositary as holder of the 2029 Notes or (ii) a holder of more than $10.0 million in aggregate principal amount of 2029 Notes in definitive form, can require the paying agent for the 2029 Notes to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder at a banking institution in the United States, by sending appropriate written wire transfer transactions as long as the paying agent receives the instructions no less than 10 days prior to the applicable interest payment date. The principal and interest payable on the 2029 Notes at maturity or upon redemption will be paid by wire transfer of immediately available funds to the person or persons to whom principal is payable against presentation of the 2029 Notes at the office of an authorized paying agent for the 2029 Notes.

          (f) The 2029 Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 days and not more than 60 days notice, at a price calculated as provided in
     Section 4 of this Supplemental Indenture and (to the extent they do not conflict with Section 4 of this Supplemental Indenture) pursuant to the terms and provisions of Sections 3.03 and 3.04 of the Indenture.

          (g) The 2029 Notes initially shall be represented by one or more Global Securities deposited with the Depositary and registered in the name of the nominee of the Depositary. The 2029 Notes will not be issued as Bearer Securities.

          (h) The Company is under no obligation to redeem, purchase or repay any of the 2029 Notes pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof.

          (i) As long as the Depositary or its nominee, or a successor Depositary or its nominee, is the registered owner of the Global Securities relating to the 2029 Notes, owners of the beneficial interests in such Global Securities shall not be entitled to have the 2029 Notes registered in their names and shall not receive or be entitled to receive physical delivery of 2029 Notes in definitive form except (i) as provided in Section 2.15(c) of the Indenture or (ii) if an Event of Default with respect to the 2029 Notes has occurred and is continuing.

          (j) Chase Bank of Texas, National Association shall be the Trustee and Registrar for the 2029 Notes under the Indenture. The Luxembourg Paying Agent and Transfer Agent for the 2029 Notes is Chase Manhattan Bank Luxembourg S.A. The Company may appoint and change any paying agent, registrar or co-registrar at any time. The Company may act as paying agent, registrar or co-registrar.

          (k)  Article X of the Indenture shall apply to the 2029 Notes.

          (l) The 2029 Notes shall be senior unsecured obligations of the Company ranking pari passu with other senior unsecured indebtedness of the Company.

          (m)  The Company shall be subject to all the covenants set forth in
     Article IV of the Indenture with respect to the 2029 Notes, other than those set forth in Section 4.06.

          (n)  To the extent not set forth herein, the provisions of Section
     2.03 of the Indenture are not applicable.

     Section 4.  Optional Redemption of the Notes.  The Notes will be redeemable
                 --------------------------------
at any time, at the option of the Company, in whole or from time to time in part, on at least 30 days but no more than 60 days prior written notice mailed to the registered holders of the Notes to be redeemed. In addition, notice of any such optional redemption will be published as described in Section 5 below no later than 30 days prior to the redemption date. The respective redemption prices of the Notes will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum, as determined by the Quotation Agent (as defined below), of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to the respective maturity date (the "Remaining Life") discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points (in the case of the 2004 notes), 15 basis points (in the case of the 2009 Notes) or 20 basis points (in the case of the 2029 Notes), plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

     If money sufficient to pay the redemption price of, and accrued interest on, the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or Paying Agent on or before the redemption date and certain other conditions are satisfied, then on and after the redemption date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption. If any redemption date is not a Business Day, the Company will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

     If less than all of the Notes of a series are to be redeemed, the Trustee will select the Notes for redemption on a pro rata basis, by lot or by such other method as the Trustee deems appropriate and fair. No Notes of $1,000 or less will be redeemed in part.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

     "Comparable Treasury Price" means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for such redemption date.

     "Quotation Agent" means the Reference Treasury Dealers.

     "Reference Treasury Dealer" means each of Merrill Lynch Government Securities Inc. and Salomon Smith Barney Inc., and their successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

     Section 5.  Notices.  Any notice required or permitted to holders of the
                 -------
Notes by the Company or the Trustee pursuant to the provisions of the Indenture, as amended and supplemented by this First Supplemental Indenture, shall be deemed to be properly given if (i) such notice is mailed to the Registered Holders of the Notes as set forth in Section 12.03 of the Indenture, and (ii) such notice is published on two separate business days in an Authorized Newspaper in the City of New York, in London and, so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, the first such publication to be not earlier than the earliest date and not later than two business days prior to the latest date prescribed for the giving of such notice. If publication in either London or Luxembourg is, in the opinion of the Company, impractical, notices shall be published by such means as will, so far as may be reasonably practicable, approximate publication in Authorized Newspapers in such cities. The Company will be deemed to have given any such notice on the date of each publication or, if published more than once, on the date of the first such publication.

     Section 6.  Ratification.  This Supplemental Indenture is executed and
                 ------------
shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture. Except to the extent amended by or supplemented by this Supplemental Indenture, the Company and the Trustee hereby ratify, confirm and reaffirm the Indenture in all respects.

     Section 7.  Counterparts.  This Supplemental Indenture may be executed in
                 ------------
any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 8.  Supplemental Indenture to be Construed in Accordance with the
                 -------------------------------------------------------------
Laws of the State of New York.  This Supplemental Indenture shall be deemed to
-----------------------------
be a New York contract, and
for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law).


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

               [SIGNATURE PAGE FOR FIRST SUPPLEMENTAL INDENTURE]


     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representatives as of the date first above written:


                              ELECTRONIC DATA SYSTEMS CORPORATION



                              By:  /S/ SCOTT J. KRENZ
                              Name:  Scott J. Krenz
                              Title: Vice President and Treasurer


                              CHASE BANK OF TEXAS, NATIONAL
                              ASSOCIATION



                              By:  /S/ MAURI J. COWAN
                              Name:  Mauri J. Cowan
                              Title: Vice President